Exhibit 32.2

CERTIFICATION RELATING TO

PERIODIC REPORT

CONTAINING FINANCIAL STATEMENTS

In connection with the Quarterly Report of Arch Western Resources, LLC (the “Company”) on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert J. Messey, Vice President (Principal Accounting Officer) of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT J. MESSEY

Robert J. Messey
Vice President
November 12, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Arch Western Resources, LLC and will be retained by Arch Western Resources, LLC and furnished to the Securities and Exchange Commission or its staff upon request.